Exhibit 10.25

IP LICENSE AGREEMENT

This IP LICENSE AGREEMENT (hereinafter referred to as the “IP Agreement”) is entered into on this 27th day of February, 2017 (“Effective Date”), by and between DriveTime Automotive Group, Inc., DriveTime Car Sales Company LLC, Bridgecrest Acceptance Corporation f/k/a DT Acceptance Corporation and their respective wholly owned subsidiaries (individually and collectively, “DT”), and Carvana, LLC and any consolidated affiliates hereafter formed (“CARVANA”) and shall be deemed effective as of the Effective Date. DT and CARVANA are referred to herein collectively, as the “Parties” and individually as a “Party.”

Whereas, CARVANA desires to continue to conduct its businesses utilizing (a) certain intellectual property, works of authorship and technology, and related copyrights and trade secrets for such purposes, developed, acquired, owned or held and retained by CARVANA and further defined herein as the “CARVANA-IP”; and (b) certain intellectual property, works of authorship and technology, and related copyrights and trade secrets for such purposes, developed, acquired, owned or held by DT and further defined herein as the “DT-IP” that CARVANA is currently using and DT is willing to grant such a license to CARVANA.

Whereas, DT desires to continue to conduct its businesses utilizing (a) the DT-IP retained by DT; and (b) certain CARVANA-IP that DT is currently using and CARVANA is willing to grant such a license to DT.

Now, Therefore, in consideration of the representations, warranties and covenants of the Parties stated in this IP Agreement, the Parties mutually agree as follows:

1 Definitions. For the purpose of this IP Agreement and all Exhibits hereto, the following capitalized terms are defined in this Section 1 and shall have the meaning specified herein.

1.1 “DT-IP” shall mean and be limited to the (a) reserved, (b) Trade Secrets, (c) Copyrights, (d) Software, including the Software set forth on Exhibit A attached hereto, (e) DT Licensed Intellectual Property, as further defined herein, the Contracts for which are set forth on Exhibit A hereto (but only to the extent a license of such DT Licensed Intellectual Property to CARVANA hereunder is permitted by each such Contract and subject to the terms and conditions of each such Contract), (f) Data, and (g) any other Intellectual Property or proprietary rights, in each case of (a) through (g) to the extent existing as of the Effective Date and entitled to legal protection as such and to the extent owned by DT and related to a Party’s business. Notwithstanding the foregoing sentence and anything else contained in this IP Agreement, (A) “DT-IP” shall expressly exclude, and Carvana shall have no license or rights to, the subject matters, technologies and Intellectual Property described in Exhibit B and (B) no rights to Trademarks or any Patents are included in DT-IP.

1.2 “DT Licensed Intellectual Property” means Intellectual Property that DT is licensed to use pursuant to a Contract (other than CARVANA-IP licensed to DT pursuant to this IP Agreement) to which DT is a party.

1.3 “Change of Control” means the occurrence of any of the following: (a) the direct or indirect acquisition of more than fifty percent (50%) of any class of a Party’s or a Party’s Parent’s voting stock (or any class of non-voting security convertible into voting stock) by a

IP LICENSE AGREEMENT

third party, whether occurring in a single transaction or a series of related transactions, resulting in an effective change of control of a Party or a Parent of a Party; (b) any merger, divestiture or split-off or spin-off transaction, which results in the acquisition by a third party of the beneficial direct or indirect ownership of more than fifty percent (50%) of any class of a Party’s or a Party’s Parent’s voting stock (or any class of non-voting security convertible into voting stock), whether occurring in a single transaction or a series of related transactions; or (c) the direct or indirect sale, divestiture or disposal of all or substantially all of a Party’s or a Party’s Parent’s assets to a third party, whether occurring in a single transaction or a series of related transactions, and with respect to DT, the direct or indirect sale, divestiture or disposal of all or substantially all of the DT Business to a third party even if such sale, divestiture or disposal does not constitute all or substantially all of DT’s assets.

1.4 “Confidential Information” means any and all technical and non-technical information a Party provides to another Party in connection with this IP Agreement or any other information that is marked or otherwise identified at the time of disclosure as confidential or proprietary or is material that should be readily recognized as confidential by the recipient, including Trade Secrets, know-how, firmware, designs, schematics, techniques, software code, technical documentation, specifications, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to a Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in written, oral, graphic or electronic form

1.5 “Contract” means any license, contract, or agreement.

1.6 “Improvements” means any improvements, enhancements, changes, modifications or derivative works with respect to any Intellectual Property that perform substantially the same function as the Intellectual Property in a better or more efficient or economical way or that perform the substantially same function as the Intellectual Property and costs less to manufacture or operate than the prior Intellectual Property.

1.7 “Intellectual Property” means (a) reserved (b) works of authorship (including source code, databases and other compilations of information), whether copyrightable or not, and copyrights therein and thereto, in any jurisdiction (collectively, “Copyrights”), (c) all discoveries, concepts, ideas, research and development, know-how, formulae, inventions, compositions, processes and techniques, technical data, credit scoring systems, procedures, designs, drawings, specifications, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case that both relates to a Party’s business as presently conducted and derives economic value (actual or potential) from not being generally known to third parties who can obtain economic value from its disclosure, but excluding any rights in respect of any of the Intellectual Property that comprise or are protected by Copyrights (collectively, “Trade Secrets”), (d) all Software, (e) all data (including, without limitation, static pool data with respect to retail installment sales contracts or similar assets, whether owned, managed or serviced, relating to delinquency, repossession, prepayment and cumulative net credit losses), databases (including, without limitation, databases of historical performance with respect to retail installment sales contracts or similar assets, whether owned, managed or serviced), and other compilations of information, including formulas for searching,

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sorting and analyzing such information whether or not also constituting Copyrights, Trade Secrets or Software (collectively, “Data”), and (f) the right to sue or make claims for any past, present, or future infringement, misappropriation, or unauthorized use of any Intellectual Property.

1.8 “Parent” means any corporation or other legal entity that owns or controls, directly or indirectly, whether by contract or otherwise, (a) more than fifty percent (50%) of the shares or other securities of an entity entitled to vote for election of directors (or other managing authority) of such entity or (b) if such entity does not have outstanding shares or securities, more than fifty percent (50%) of the equity interest in such entity, but only for so long as and during the period such ownership or control exists in (a) or (b) above.

1.9 “Software” means any and all (a) computer programs, including any and all software implementations of Intellectual Property, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the Intellectual Property, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (d) all documentation including user manuals and other training documentation related to any of the Intellectual Property.

1.10 “CARVANA-IP” means and shall be limited to (a) reserved (b) Trade Secrets (collectively, the “CARVANA Trade Secrets”), (c) Copyrights (collectively, the “CARVANA Copyrights”), (d) Software, including the Software set forth on Exhibit C attached hereto (collectively, the “CARVANA Software”), (e) CARVANA Licensed Intellectual Property, as further defined herein, the Contracts for which are set forth on Exhibit C hereto (but only to the extent a license of such CARVANA Licensed Intellectual Property to DT is permitted by each such Contract and subject to the terms and conditions of each such Contract), (f) Data (collectively, the “CARVANA Data”), and (g) any other Intellectual Property or proprietary rights, in each case of (a) through (g) to the extent existing as of the Effective Date and entitled to legal protection as such and to the extent owned by CARVANA and related to a Party’s business. Notwithstanding the foregoing sentence & anything else contained in this IP Agreement, (1) “CARVANA-IP” shall expressly exclude, and DT shall have no license or rights to, the subject matters, technologies and Intellectual Property described in Exhibit D and (2) no rights to any Trademarks or Patents are included in CARVANA-IP.

1.11 “CARVANA Licensed Intellectual Property” means Intellectual Property that CARVANA is licensed to use pursuant to a Contract (other than DT-IP licensed to CARVANA pursuant to this IP Agreement) to which CARVANA is a party.

1.12 “CARVANA Business” means the business of selling and financing the purchase of used automobiles.

1.13 “DT Business” means business that is primarily of sub-prime used car sales to retail consumers and may include the provision of sales financing to such consumers through the use of retail installment contracts “(Retail Installment Contracts”) in the United States and its territories (including Puerto Rico). For these purposes, “primarily of sub-prime” or “primarily sub-prime” shall mean 75% or more of the sales or financing on a unit basis (i.e., one sale is one unit, one sale with financing is one unit) is to customers with a FICO score of 620 or below.

IP LICENSE AGREEMENT

1.14 “Non-Exclusive Business” means any business other than (a) the CARVANA Business or DT Business in the United States and its territories (including Puerto Rico); (b) the business of selling and financing the purchase of used automobiles outside the United States and its territories (including Puerto Rico); and (c) the business of primarily sub-prime used car sales to retail consumers and the provision of sales financing to such consumers outside the United States and its territories (including Puerto Rico).

1.15 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a trust, a joint venture, an unincorporated organization, or a governmental authority (or any department, agency, or political subdivision thereof).

2 License to CARVANA

2.1 Exclusive License of DT-IP. Subject to the terms and conditions in this IP Agreement, DT hereby grants to CARVANA a perpetual, irrevocable (except as provided for in Sections 9 and 11), exclusive (other than with respect to DT and its Affiliates), worldwide, fully-paid-up, royalty-free, non-transferable (except as provided for in Section 11) license in the field of the CARVANA Business to the DT-IP:

(a) to design, have designed, develop, use, make, have made, sell, offer for sale, dispose of, import, export, support and maintain CARVANA products and services;

(b) to practice any method or process in connection with the exercise of the licenses granted in (a) above;

(c) to design, have designed, develop, use, make, have made, sell, offer for sale, dispose of, import, export, support and maintain CARVANA’s own Improvements of and to the DT-IP solely for purposes of inclusion into CARVANA products and services that CARVANA uses, makes, has made, imports, offers to sell or sell;

(d) to create and have created CARVANA’s own Improvements of and to the DT-IP for incorporation into CARVANA products and services;

(e) to distribute and have distributed (through multiple tiers of distribution) through means now known or later developed all or any portion of the DT-IP solely as incorporated into CARVANA products and services; and

(f) to otherwise freely exploit the DT-IP as part of any products or services being offered or to be offered by CARVANA and its Affiliates.

2.2 Non-Exclusive License of DT-IP.Subject to the terms and conditions in this IP Agreement, DT hereby grants to CARVANA a perpetual, irrevocable (except as provided for in Sections 9 and 11), non-exclusive, worldwide, fully-paid-up, royalty-free (except as provided for in Section 11), non-transferable (except as provided for in Section 11) license in the field of the Non-Exclusive Business to the DT-IP:

(a) to design, have designed, develop, use, make, have made, sell, offer for sale, dispose of, import, export, support and maintain CARVANA products and services;

IP LICENSE AGREEMENT

(b) to practice any method or process in connection with the exercise of the licenses granted in (a) above;

(c) to design, have designed, develop, use, make, have made, sell, offer for sale, dispose of, import, export, support and maintain CARVANA’s own Improvements of and to the DT-IP solely for purposes of inclusion into CARVANA products and services that CARVANA uses, makes, has made, imports, offers to sell or sell;

(d) to create and have created CARVANA’s own Improvements of and to the DT-IP for incorporation into CARVANA products and services;

(e) to distribute and have distributed (through multiple tiers of distribution) through means now known or later developed all or any portion of the DT-IP solely as incorporated into CARVANA products and services; and

(f) to otherwise freely exploit the DT-IP as part of any products or services being offered or to be offered by CARVANA and its Affiliates.

2.3 Retention of Title. The licenses granted in Sections 2.1 (Exclusive License to DT-IP) and 2.2 (Non-Exclusive License to DT-IP) are not a sale of the DT-IP. As between the Parties, subject to the licenses granted in Sections 2.1 and 2.2, DT owns and will continue to own all right, title and interest in and to the DT-IP, and shall in its sole discretion seek registrations, or applications for registration, of any of the DT-IP or any Improvements thereto that are developed by DT. Any rights to the DT-IP not expressly granted to CARVANA in this IP Agreement are hereby reserved by DT.

2.4 Delivery of DT Materials. Anytime following the Effective Date, CARVANA may request one (1) copy of Software, Data, Trade Secrets or other materials used or maintained by DT (collectively “DT Materials”) that: (a) is subject to the license granted to CARVANA under Sections 2.1 or 2.2; (b) has not already been provided to CARVANA; and (c) is not otherwise in CARVANA’s possession. For the avoidance of doubt, nothing in this Section 2.4 shall require DT to deliver copies of any DT Improvements to CARVANA. Unless agreed otherwise by CARVANA, such DT Materials shall be delivered electronically in files and formats suitable for use by CARVANA by such means and methods as are customary for the delivery of electronic information.

3 License to DT

3.1 Exclusive License of CARVANA-IP. Subject to the terms and conditions in this IP Agreement, CARVANA hereby grants to DT a perpetual, irrevocable (except as provided for in Sections 9 and 11), exclusive (other than with respect to CARVANA and its Affiliates), worldwide, fully-paid-up, royalty-free (except as provided for in Section 11), non-transferable (except as provided for in Section 11) license in the field of the DT Business to the CARVANA-IP:

(a) to design, have designed, develop, use, make, have made, sell, offer for sale, dispose of, import, export, support and maintain DT products and services;

IP LICENSE AGREEMENT

(b) to practice any method or process in connection with the exercise of the licenses granted in (a) above;

(c) to design, have designed, develop, use, make, have made, sell, offer for sale, dispose of, import, export, support and maintain DT’s own Improvements of and to the CARVANA-IP solely for purposes of inclusion into DT products and services that DT uses, makes, has made, imports, offers to sell or sell;

(d) to create and have created DT’s own Improvements of and to the CARVANA-IP for incorporation into DT products and services;

(e) to distribute and have distributed (through multiple tiers of distribution) through means now known or later developed all or any portion of the CARVANA-IP solely as incorporated into DT products and services; and

(f) to otherwise freely exploit the CARVANA-IP as part of any products or services being offered or to be offered by DT and its Affiliates.

3.2 Non-Exclusive License of CARVANA-IP. Subject to the terms and conditions in this IP Agreement, CARVANA hereby grants to DT a perpetual, irrevocable (except as provided for in Sections 9 and 11), non-exclusive, worldwide, fully-paid-up, royalty-free (except as provided for in Section 11), non-transferable (except as provided for in Section 11) license in the field of the Non-Exclusive Business to the CARVANA-IP:

(a) to design, have designed, develop, use, make, have made, sell, offer for sale, dispose of, import, export, support and maintain DT products and services;

(b) to practice any method or process in connection with the exercise of the licenses granted in (a) above;

(c) to design, have designed, develop, use, make, have made, sell, offer for sale, dispose of, import, export, support and maintain DT’s own Improvements of and to the CARVANA-IP solely for purposes of inclusion into DT products and services that DT uses, makes, has made, imports, offers to sell or sell;

(d) to create and have created DT’s own Improvements of and to the CARVANA-IP for incorporation into DT products and services;

(e) to distribute and have distributed (through multiple tiers of distribution) through means now known or later developed all or any portion of the CARVANA-IP solely as incorporated into DT products and services; and

(f) to otherwise freely exploit the CARVANA-IP as part of any products or services being offered or to be offered by DT and its Affiliates.

IP LICENSE AGREEMENT

3.3 Retention of Title. The licenses granted in Sections 3.1 (Exclusive License to CARVANA-IP) and 3.2 (Non-Exclusive License to CARVANA-IP) are not a sale of the CARVANA-IP. As between the Parties, subject to the licenses granted in Sections 3.1 and 3.2, CARVANA owns and will continue to own all right, title and interest in and to the CARVANA-IP, and shall in its sole discretion seek registrations, or applications for registration, of any of the CARVANA-IP or any Improvements thereto that are developed by CARVANA. Any rights to the CARVANA-IP not expressly granted to DT in this IP Agreement are hereby reserved by CARVANA.

3.4 Delivery of CARVANA Materials. Anytime following the Effective Date, DT may request one (1) copy of Software, Data, Trade Secrets or other materials used or maintained by CARVANA (collectively “CARVANA Materials”) that: a) is subject to the license granted to DT under Sections 3.1 or 3.2; (b) has not already been provided to DT; and (c) is not otherwise in DT’s possession. For the avoidance of doubt, nothing in this Section 3.4 shall require CARVANA to deliver copies of any CARVANA Improvements to DT. Unless agreed otherwise by DT, such CARVANA Materials shall be delivered electronically in files and formats suitable for use by DT by such means and methods as are customary for the delivery of electronic information.

4 Improvements

4.1 DT Improvements. DT shall solely own all right, title, and interest to any Improvements to the DT-IP or CARVANA-IP made solely by or for DT from and after the Effective Date, and all Intellectual Property in such Improvements, subject to the ownership of the underlying DT-IP or CARVANA-IP (collectively “DT Improvements”). DT shall, in its sole discretion, seek registrations, or applications for registration, of any DT Improvements.

4.2 CARVANA Improvements. CARVANA shall solely own all right, title, and interest to any Improvements to the DT-IP or CARVANA-IP made solely by or for CARVANA from and after the Effective Date, and all Intellectual Property in such Improvements, subject to the ownership of the underlying DT-IP or CARVANA-IP (collectively “CARVANA Improvements”). CARVANA shall, in its sole discretion, seek registrations, or applications for registration, of the CARVANA Improvements.

4.3 Joint Improvements.

(a) The Parties shall jointly own equal, undivided shares of all right, title, and interest to any Improvements to the DT-IP or CARVANA-IP made jointly by or for DT and CARVANA from and after the Effective Date, and all Intellectual Property in such Improvements, subject to the ownership of the underlying DT-IP or CARVANA-IP (collectively “Joint Improvements”). DT shall have the exclusive rights to all Joint Improvements in the field of the DT Business, CARVANA shall have the exclusive rights to all Joint Improvements in the field of the CARVANA Business, and each Party shall have the non-exclusive rights to all Joint Improvements in the field of the Non-Exclusive Business.

(b) The Parties shall select mutually-acceptable outside counsel to conduct the preparation, filing, prosecution and maintenance of any patents and applications for patents, and

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any renewals, extensions and reissues thereof, in any jurisdiction (collectively, the “Patents”) directed to the Joint Improvements. The costs of procuring any such Patents shall be shared equally by the Parties. Any use or disclosure of confidential information is subject to the restrictions set forth in Section 8. If a Party elects not to share the cost of a Patent directed to a Joint Improvement or elects to discontinue sharing expenses for any Patent directed to a Joint Improvement, such Party will notify the other Party in writing of such election and will agree to assign its interest in any such Patent to the other Party, after which the other Party will solely own any such Patent. Notwithstanding the foregoing, such assignment of any ownership interest in any such Patent does not alter or modify the exclusive rights to practice such Patent in the Parties’ respective field of business.

(c) Each Party, at its own expense, may initiate an action to enforce any Joint Improvements against accused infringer(s) within its respective field of exclusivity. The Party initiating the action will notify the other Party and identify the accused infringer(s). The other Party will cooperate in any such action (i) by agreeing to be named as party to the action solely to the extent necessary to maintain the action, and (ii) by not granting any license under the Joint Improvements to the identified accused infringer(s) until after such action is finally resolved. No Party will settle the action without the other Party’s prior written consent, which consent will not be unreasonably withheld or delayed, if the terms of the settlement would deprive the other Party of its rights in the asserted Joint Improvements. The costs of any such action shall be born solely by the Party initiating such suit, claim or action, and any recovery realized as a result of such suit, claim, or action or related settlement will be retained by the Party initiating the action.

(d) With respect to enforcement of the Joint Improvements in the field of the Non-Exclusive Business, the parties will cooperate in deciding whether and how to initiate an action to enforce any Joint Improvements against accused infringer(s) within the field of the Non-Exclusive Business; provided, however, that neither Party shall initiate any action without the other Party’s consent. If a Party fails to cooperate or refuses to consent to initiating such an action upon the other Party’s request, a Party may initiate such an action at its sole expense without the consent of the non-cooperating or refusing Party if the third party is a Competing Business of the initiating Party (provided that for purposes of this Section 4.3(d) an Affiliate shall not be deemed to be a third party), as further defined herein, and the initiating Party shall be entitled to retain all proceeds of such proceedings. In such instances, the initiating Party may join the other Party to the action solely to the extent necessary to maintain the action, and the initiating Party shall indemnify the other Party against all reasonable expenses incurred by reason of its joinder. In any event, neither Party shall (i) grant any license under the Joint Improvements to the identified accused infringer(s) until after an action is finally resolved, or (ii) settle an action without the other Party’s prior written consent, which consent will not be unreasonably withheld or delayed, if the terms of the settlement would deprive the other Party of its rights in the asserted Joint Improvements. The Parties may, but are not obligated to, share equally in the costs of any such action, in which case any recovery realized as a result of such action will first be applied pro rata to reimburse the Parties’ reasonable costs and any remaining amounts will be divided equally between the Parties. If either Party declines, at its sole discretion, to share equally in such fees or expenses, but consents to the other Party initiating such action, the initiating Party shall solely bear the costs of any such action and shall indemnify the declining Party against all reasonable expenses incurred by reason of its joinder, and any recovery realized as a result of such action or related settlement will be retained by the initiating

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Party. For purposes of the Agreement, the term “Competing Business” shall mean (i) with respect to any such assignment or sublicense by, or Change of Control of, CARVANA, a Person that competes with DT in the business of primarily sub-prime used car sales to retail consumers and the provision of sales financing to such consumers in the United States and its territories (including Puerto Rico), or (ii) with respect to any such assignment or sublicense by, or Change of Control of, DT, a Person that competes with CARVANA in the business of selling and financing the purchase of used automobiles.

5 Warranty Disclaimers

EXCEPT AS EXPRESSLY SET FORTH IN THIS IP AGREEMENT AND SUBJECT TO THE LIMITATIONS AND LIMITED REMEDIES SET FORTH HEREIN AND THEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES REGARDING THE DT-IP, THE CARVANA-IP OR OTHERWISE IN CONNECTION WITH THIS IP AGREEMENT. EACH OF CARVANA AND DT DISCLAIM ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, ANY WARRANTY OR CONDITION WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR NON-INFRINGEMENT. NEITHER PARTY WARRANTS THAT ANY ITEMS DELIVERED TO OR RETAINED BY THE OTHER PARTY HEREUNDER WILL BE ERROR-FREE. ALL WARRANTIES OR CONDITIONS CONCERNING THIS IP AGREEMENT, THE DT-IP, THE CARVANA-IP OR ANY INTELLECTUAL PROPERTY RIGHTS, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, NON-INFRINGEMENT, REASONABLE SKILL AND CARE, FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY DISCLAIMED TO THE FULLEST EXTENT PERMISSIBLE BY LAW.

6 No Support; Infringement

6.1 Neither Party will have any obligations under this IP Agreement to provide any support to the other Party for any DT-IP or CARVANA-IP, respectively, from and after a Change of Control of DT or a Change of Control of CARVANA, except as may be expressly agreed to by such Party in a separate written agreement. Neither Party will have any obligations under this IP Agreement to provide any support or disclosure to the other Party of any Improvements it makes to any DT-IP or CARVANA-IP, except as may be expressly agreed to by such Party in a separate written agreement.

6.2 Each Party will retain the exclusive right to seek enforcement of its own Intellectual Property (except with respect to Joint Improvements, enforcement of which is set forth in Section 4.3), including the recovery of any damages. Each Party will use its commercially reasonable efforts to cooperate with the other Party in the prosecution or defense of third-party claims of infringement with respect to the Intellectual Property licensed to such first Party hereunder. Each Party agrees to notify the other Party if it becomes aware of any actual or suspected third party infringement, misappropriate or other violation of the DT-IP or the CARVANA-IP licensed hereunder. In any event, neither Party may settle with an infringer or grant a sublicense to an infringer without the prior approval of the other Party if such settlement or sublicense would affect the rights of the other Party under the terms of this IP Agreement.

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7 Third Party Contractors

In the exercise of the licenses granted under this IP Agreement, each Party may utilize independent contractors (“Contractors”) in connection with the exercise of the licenses granted in this IP Agreement; provided, however, that any such use is solely to support the Party’s permitted sublicensees in connection with CARVANA’s or DT’s rights under this IP Agreement. Any such Contractors that receive any Confidential Information of DT will be bound by a written agreement containing terms substantially similar to the terms and conditions applicable to CARVANA and DT under this IP Agreement.

8 Confidential Information

8.1 Each Party, including all Affiliates thereof, will maintain in confidence all Confidential Information disclosed by the other Party and its Affiliates (each a “Disclosing Party”) which it has obtained from a Disclosing Party or its Representatives in connection with this IP Agreement. A receiving Party hereunder (a “Receiving Party”) will not use, disclose or grant use of such Confidential Information except as expressly authorized or otherwise permitted by this IP Agreement, or any other agreements between the parties. Notwithstanding the following, (a) with respect to Confidential Information primarily relating to the CARVANA Business or that is CARVANA-IP, CARVANA shall be considered the Disclosing Party and DT shall be considered the Receiving Party, and (b) with respect to Confidential Information primarily relating to the DT Business or that is DT-IP, DT shall be considered the Disclosing Party and CARVANA shall be considered the Receiving Party. To the extent that disclosure of one Party’s Confidential Information to a third party is authorized or otherwise permitted by this IP Agreement, a Receiving Party will obtain prior written agreement from such third party to whom disclosure is to be made to hold in confidence and not make use of such Confidential Information for any purpose other than those expressly authorized or otherwise permitted by this IP Agreement, and in any event the Receiving Party shall be liable to the Disclosing Party for breaches by such third parties. A Receiving Party will use at least the same standard of care as it uses to protect its own information of comparable importance to ensure that its representatives do not disclose or make any unauthorized use of such Confidential Information, and in no event less than reasonable care. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of such Confidential Information. The Parties will take all reasonable steps to minimize the risk of disclosure of Confidential Information by ensuring that only they and such of their Representatives whose duties will require them to possess any of such information shall have access thereto, and will be instructed to treat the same as confidential.

8.2 The obligations of confidentiality contained in Section 8.1 above will not apply to the extent that such Confidential Information: (a) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (b) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this IP Agreement; (c) was disclosed to the Receiving Party by a third party who had no obligation not

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to disclose such information to others; (d) was developed independently by the Receiving Party without any use of the Disclosing Party’s Confidential Information; or (e) is required to be disclosed publicly by applicable law. In addition, notwithstanding any provision to the contrary herein, either Party is permitted to disclose the terms of this IP Agreement, or any of the other agreements between the Parties, any Confidential Information, or any other information or action covered by the limitations of this Section (collectively “Information”) if required to do so by law, legal process or court order. In the event any Party or its Affiliates receives either a subpoena (or other legal process) or court order seeking Information, such Party shall (and shall cause its Affiliate to), before responding thereto, if permitted by applicable law, provide the other Party with written notice of such legal process, order or legal requirement in sufficient time, and shall reasonably cooperate, to permit the other Party the opportunity to object, to seek to limit such production of such Information and/or obtain the highest level of protection available for such Information, including limiting the disclosure of such Information to disclosure under seal.

9 Termination

9.1 The term of this IP Agreement will commence on the Effective Date and will continue in perpetuity thereafter, except with regard to any Patents contemplated herein the license to which will continue until the expiration of the last to expire Patent. In the event of a material breach of this IP Agreement by either Party, relating to a specific DT-IP or CARVANA-IP, that is not cured within thirty (30) days following delivery of written notice of such breach by the non-breaching Party, the non-breaching Party may terminate this Agreement and seek all available remedies at law and in equity relating to such breach, including without limitation monetary damages, injunctive relief, specific performance and/or termination by an appropriate court (as contemplated in Section 11) of the relevant license grant contemplated in this IP Agreement relating specifically to such DT-IP or CARVANA-IP being breached . Either Party may, in its discretion, terminate one or more of the licenses granted to itself under this IP Agreement by written notice to the other Party.

9.2 To the extent this Agreement is terminated pursuant to its terms, the provisions of Sections 2.3, 3.3, 8, 9.2, 10, 11, and 12 shall survive any such termination.

10 Limitation of Liability

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS, AND BREACH OF THE LICENSE GRANT IN SECTION 2.1 AND SECTION 3.1, RESPECTIVELY, IN NO EVENT SHALL A PARTY BE LIABLE UNDER THIS IP AGREEMENT TO THE OTHER PARTY OR TO ANY PARTY CLAIMING THROUGH OR UNDER ANOTHER PARTY, FOR ANY LOST PROFITS, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER IN AN ACTION IN CONTRACT, TORT (INCLUDING STRICT LIABILITY), BASED ON A WARRANTY, OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS IP AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IP LICENSE AGREEMENT

11 Assignment; Sublicense

Neither Party may assign or sublicense any of its rights, or delegate any of its obligations, under this IP Agreement (whether voluntarily, involuntarily, by way of merger, operation of law or otherwise) to any third party without the prior written consent of the other Party. In the event of a Change of Control of a Party, all rights granted to such Party as a licensee under this IP Agreement (including with respect to a Change of Control of DT, the licenses granted in Section 3.1 and 3.2, and with respect to a Change of Control of CARVANA, the licenses granted in Section 2.1 and 2.2) shall terminate immediately. Any attempted assignment or sublicense of rights, or delegation of obligations, under this IP Agreement in breach or violation of this Section 11 will be null and void.

12 General Provisions

12.1 Severability. If any provision in this IP Agreement shall be held to be invalid or unenforceable, the remaining portions shall remain in effect, and any provision deemed invalid in one jurisdiction shall not affect the validity of such provision in any other jurisdiction. In the event such invalid or unenforceable provision is considered an essential element of this IP Agreement, the Parties shall use commercially reasonable efforts to negotiate a replacement provision.

12.2 Non-Waiver; Remedies Cumulative. No waiver of the terms and conditions of this IP Agreement, or the failure of either Party strictly to enforce any such term or condition on one or more occasions shall be construed as a waiver of the same or of any other term or condition of this IP Agreement on any other occasion. Any waiver of the terms and conditions of this IP Agreement must be set forth in writing by the Party granting such waiver. All rights and remedies conferred under this Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently.

12.3 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by e-mail or other electronic delivery or sent, postage prepaid, by registered, certified or express mail or overnight courier service, as follows:

if to DT, to:

DriveTime Automotive Group, Inc.

1720 W. Rio Salado Parkway

Tempe, AZ 85281

Attention: General Counsel

Email: Jon.Ehlinger@drivetime.com (with a copy to: DL-Legal@drivetime.com)

and;

if to CARVANA, to:

Carvana, LLC

4020 East Indian School Rd.

Phoenix, AZ 85018

Attention: General Counsel

Email: DL-CarvanaLegal@carvana.com

IP LICENSE AGREEMENT

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

12.4 Applicable Law and Jurisdiction. This IP Agreement is made and entered into in the State of Arizona and shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona, determined without regard to any conflict of laws principles that would result in the application of the laws of a different state. A court of proper venue within the State of Arizona will have exclusive jurisdiction over all disputes between the Parties relating to breaches of this IP Agreement. The Parties hereby consent and agree to submit to such court and waive any objection to the jurisdiction of such court on grounds that such court would be an inconvenient forum.

12.5 Injunctive Relief. It is understood and agreed that, notwithstanding any other provisions of this Agreement, breach of the provisions of this IP Agreement by DT or CARVANA may cause the other Party irreparable damage for which recovery of money damages would be inadequate, and that such other Party shall therefore be entitled to seek timely injunctive relief, without the posting of a bond or proof of money damages, to protect its rights under this IP Agreement in addition to any and all remedies available at law.

12.6 Entire Agreement; Amendment. As of the Effective Date, this IP Agreement amends and restates in its entirety and supersedes that certain IP License Agreement by and between DT and CARVANA dated February 29, 2016 and supersedes all other prior oral or written understandings between the Parties with respect to the subject matter thereof and constitutes the entire agreement of the Parties with respect to such subject matter. Such terms and conditions shall not be modified or amended except by a writing that is signed by an authorized representative of each Party. Any amendment or waiver affected in accordance with this Section shall be binding upon the Parties and their respective successors and assigns.

12.7 Relationship Between Parties. DT and CARVANA shall at all times and for all purposes be deemed to be independent contractors and neither Party, nor either Party’s employees, representatives, subcontractors or agents, shall have the right or power to bind the other Party. This IP Agreement shall not itself create or be deemed to create a joint venture, partnership or similar association between DT and CARVANA or either Party’s employees, representatives, subcontractors or agents.

12.8 Headings; Construction. The headings to the clauses, sub-clauses and parts of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this IP Agreement. The terms “this IP Agreement,” “hereof,” “hereunder” and any similar expressions refer to this IP Agreement and not to any particular Section or other portion hereof. The Parties hereto agree that any rule of construction

IP LICENSE AGREEMENT

to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction or interpretation of this IP Agreement. As used in this IP Agreement, the words “include” and “including,” and variations thereof, will be deemed to be followed by the words “without limitation” and “discretion” means sole discretion.

12.9 Counterparts. This IP Agreement may be executed by facsimile or email and in counterparts, each of which shall be deemed an original and both of which together shall constitute one agreement. Faxed or emailed signatures shall have the same effect as original signatures.

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IN WITNESS WHEREOF, the Parties hereto have caused this IP Agreement to be entered into effective as of the Effective Date.

DRIVETIME AUTOMOTIVE GROUP, INC., a Delaware corporation

By:	/s/ Jon D. Ehlinger
Jon D. Ehlinger
EVP and General Counsel

DRIVETIME CAR SALES COMPANY, LLC, an Arizona limited liability company

By:	/s/ Jon D. Ehlinger
Jon D. Ehlinger
EVP and General Counsel

BRIDECREST ACCEPTANCE CORPORATION, an Arizona corporation

By:	/s/ Jon D. Ehlinger
Jon D. Ehlinger
EVP and General Counsel

CARVANA, LLC, an Arizona limited liability company doing business as CARVANA

By:	/s/ Paul Breaux
Paul Breaux
Vice President

[Signature Page to IP License Agreement - CARVANA]

EXHIBIT A

Certain Intellectual Property Included in DT-IP

System	Description	Owned or 3rd Party*	Functional Area
Accutrack	Access 97 front end system that tracks location of titles associated with owned inventory. Also manages the paperwork (original contract and title) with our custodian. Handles request documents, sending of documents, etc.	Owned	Loan Servicing

IMS	IMS is our Inventory Management System with respect to vehicles held in inventory, and a workflow system to provide visibility of work in process and completed units. It also includes certain modules such as the CLASS Stock Purchase, which allows entry of vehicles into the system.	Owned	Inventory

Look Up	Tool to manage content and define business rules and configuration without code changes	Owned	IT

Pricing Shared Services—DT and Carvana	Tool used to allow input of lookup sets based on proprietary financing models that determine loan structure. Such financing models are not included in this License.	Owned	Retail

CONFIDENTIAL

EXHIBIT B

Subject matters, technologies, and Intellectual Property Excluded from DT-IP

•	Logos, including the DriveTime green circle logo

•	Marketing materials, including commercials and radio advertisements

•	Personally identifiable information of customers or employees

•	Website user interface elements

•	Credit scoring model

•	Loan servicing procedures

•	Vehicle purchase algorithms

•	Other information that would be unlawful to disclose to third-party

Appendix p. 2

CONFIDENTIAL

EXHIBIT C

Certain Intellectual Property Included in CARVANA-IP

•	The Carvana Buying Portal

Appendix p. 3

CONFIDENTIAL

EXHIBIT D

Subject matters, technologies and Intellectual Property excluded from CARVANA-IP

•	Logos, including the Carvana blue circle logo

•	Marketing materials, including commercials and radio advertisements

•	Intellectual Property related to automated car delivery tower, also known as Vending Machine

•	Transportation Management System, including revisions, improvements or subsequent versions thereto

•	Intellectual Property related to automated vehicle photography

•	Website user interface elements

•	Personally identifiable information of customers or employees

•	Other information that would be unlawful to disclose to third-party

Appendix p. 4